Exhibit 99.1

PILGRIM'S PRIDE CORPORATION REPORTS FINANCIAL RESULTS
FOR FOURTH QUARTER OF FISCAL 2007

PITTSBURG, Texas, November 13, 2007 – Pilgrim's Pride Corporation (NYSE: PPC), the world’s largest chicken company, today reported net income of $33.2 million, or $0.50 per share, on record sales of $2.15 billion for the fourth fiscal quarter ended September 29, 2007.  These results include a charge of $12.0 million, $7.1 million net of tax, or $0.11 per share, related to the early extinguishment of debt incurred by the company in connection with the calling of its 9 5/8% bonds in September.  For the fourth quarter of fiscal 2006, the company reported a net loss of $7.5 million, or $0.11 per share, on total sales of $1.34 billion.

“Industry fundamentals remained solid in the fourth quarter as strong export demand and low cold-storage inventories helped sustain positive market pricing trends.  Our improved profitability compared to the prior-year period resulted from higher market pricing for chicken products and an improved product mix as we succeeded in upgrading some of our commodity-type meat into higher-margin, value-added products,” said O.B. Goolsby Jr., Pilgrim’s Pride president and chief executive officer.  “In addition, our consumer retail segment continued to post good growth as a result of increased penetration of supermarket meat and deli cases and our growing role as a category management partner.”

Despite favorable industry fundamentals and the year-over-year improvement in profitability, Mr. Goolsby acknowledged that the company’s earnings for the fourth quarter were below its own expectations.  He said operational inefficiencies and higher fuel costs resulted in higher production and freight costs during the quarter.

“Automation will be a key focus of our capital investment program in fiscal 2008.  We believe this investment, which includes labor-reducing technology, will enable us to move more products through our plants efficiently and help alleviate some of the recent issues related to a tight labor market and higher input costs,” Mr. Goolsby explained.

For the full 2007 fiscal year, the Company reported net income of $47.0 million, or $0.71 per share, on record sales of $7.60 billion.  Included in these results were charges of $26.5 million, $15.8 million net of tax or $0.24 per share, related to the early extinguishment of debt incurred by the Company in connection with the financing for the Gold Kist acquisition and in connection with the calling of our 9 5/8% bonds in September.  In fiscal 2006, Pilgrim’s Pride reported a net loss of $34.2 million, or $0.51 per share, on sales of $5.24 billion.

Conference Call Information
A conference call to discuss the Company's fourth-quarter results will be held at 10 a.m. Central (11 a.m. Eastern) on November 13, 2007.  To listen live via telephone, call (877) 656-8906, verbal pass code Pilgrim’s.  The call will also be webcast live on the Internet at http://www.videonewswire.com/event.asp?id=43815  (Please copy and paste the link into the browser.)

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call.  The webcast will be available for replay within two hours of the conclusion of the call.  A telephone replay will be available beginning at approximately 2 p.m. (Central) on November 13 through November 20, 2007, at (877) 919-4059 pass code 59276220.

About Pilgrim’s Pride
Pilgrim’s Pride Corporation is the largest chicken company in the United States and Puerto Rico and the second-largest in Mexico.  Pilgrim’s Pride employs approximately 55,500 people and operates 37 chicken processing and 12 prepared-foods facilities, with major operations in Texas, Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico as well as other facilities in Arizona, Iowa, Mississippi, Ohio and Utah.

Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit http://www.pilgrimspride.com.

Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including as to the expected benefits and synergies associated with the acquisition of Gold Kist and changes in pricing, demand and market conditions for chicken products and profitability, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements.  Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; changes in laws or regulations affecting our operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause our costs of doing business to increase, cause us to change the way in which we do business, or otherwise disrupt our operations; competitive factors and pricing pressures or the loss of one or more of our largest customers; inability to consummate, or effectively integrate, any acquisition, including integrating our recent acquisition of Gold Kist, or realize the associated cost savings and operating synergies currently anticipated; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:     Gary Rhodes
Vice President, Corporate Communications & Investor Relations
(903) 434-1495

PILGRIM'S PRIDE CORPORATION
News Release
November 13, 2007

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income
[In thousands, except share and per share amounts]

Three Months Ended	September 29, 2007	September 30, 2006
Net sales	$2,149,116	$1,338,398
Cost of sales	1,942,285	1,239,095
Gross profit	206,831	99,303
Selling, general and administrative	96,467	77,826

Operating income	110,364	21,477

Other expense (income):
Interest expense	31,627	12,199
Interest income	(1,450)	(1,620)
Loss on early extinguishment of debt	11,988	--
Foreign exchange (gain) loss	128	(868)
Miscellaneous, net	772	(352)
Total other expenses, net	43,065	9,359

Income before income taxes	67,299	12,118
Income tax expense	34,112	19,601
Net income (loss)	$33,187	$(7,483)

Net income (loss) per common share
-basic and diluted	$0.50	$(0.11)
Dividends declared per common share	$0.0225	$0.0225
Weighted average shares outstanding	66,555,733	66,555,733

Fiscal Year Ended	September 29, 2007	September 30, 2006
Net sales	$7,598,599	$5,235,565
Cost of sales	7,007,061	4,937,965
Gross profit	591,538	297,600
Selling, general and administrative	359,001	294,598

Operating income	232,537	3,002

Other expense (income):
Interest expense	125,757	50,601
Interest income	(4,640)	(10,048)
Loss on early extinguishment of debt	26,463	--
Foreign exchange loss	1,378	144
Miscellaneous, net	(8,028)	(1,378)
Total other expenses, net	140,930	39,319

Income (loss) before income taxes	91,607	(36,317	) )
Income tax expense (benefit)	44,590	(2,085)
Net income (loss)	$47,017	$(34,232)

Net income (loss) per common share
-basic and diluted	$0.71	$(0.51)
Dividends declared per common share	$0.090	$1.090
Weighted average shares outstanding	66,555,733	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
November 13, 2007

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
[In thousands]

	September 29, 2007	September 30, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$66,168	$156,404
Investments in available for sale securities	8,153	21,246
Other current assets	1,210,013	928,024
Total Current Assets	1,284,334	1,105,674
Investments in Available for Sale Securities	46,035	115,375
Other Assets	138,546	50,825
Goodwill	505,166	--
Property, Plant and Equipment, net	1,800,155	1,154,994

Total Assets	$3,774,236	$2,426,868

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$2,872	$10,322
Other current liabilities	902,330	566,515
Total Current Liabilities	905,202	576,837
Long-Term Debt, Less Current Maturities	1,318,558	554,876
Deferred Income Taxes	326,570	175,869
Other Long-Term Liabilities	49,785	--
Minority Interest in Subsidiary	1,900	1,958
Commitments and Contingencies	--	--
Total Stockholders' Equity	1,172,221	1,117,328

Total Liabilities and Stockholders' Equity	$3,774,236	$2,426,868

PILGRIM'S PRIDE CORPORATION
News Release
November 13, 2007

Pilgrim's Pride Corporation
Pro forma Financial Information
(Unaudited)
(In thousands except per share amounts)

The unaudited pro forma financial information has been presented as if the acquisition of Gold Kist Inc. had occurred as of the beginning of the fiscal year presented.

Three Months Ended	September 29, 2007	September 30, 2006
	(Actual)	(Pro forma)

Net sales	$2,149,116	$1,880,746
Depreciation and amortization	$55,352	$56,797
Operating income	$110,364	$27,812
Interest expense, net	$43,615	$31,378
Income tax expense	$34,112	$15,569
Net income (loss)	$33,187	$(16,818)
Net income (loss) per common share	$0.50	$(0.25)
Weighted average shares outstanding	66,555,733	66,555,733

Fiscal Year Ended	September 29, 2007	September 30, 2006
	(Pro forma)	(Pro forma)

Net sales	$8,126,409	$7,352,018
Depreciation and amortization	$228,239	$220,806
Operating income (loss)	$200,000	$(46,286)
Interest expense, net	$158,926	$125,314
Income tax expense (benefit)	$23,125	$(51,541)
Net income (loss)	$11,561	$(113,900)
Net income (loss) per common share	$0.17	$(1.71)
Weighted average shares outstanding	66,555,733	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
November 13, 2007

Selected Financial Information (in thousands)
(Unaudited)

Note:  “EBITDA” is defined as the sum of the net income (loss) plus interest, taxes, depreciation and amortization.  EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies.  EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.  EBITDA is calculated as follows:

Three Months Ended	September 29, 2007	September 30, 2006
Net Income (Loss)	$33,187	$(7,483)
Add:
Income tax expense	34,112	19,601
Interest expense, net	30,177	10,579
Depreciation and amortization	52,908	35,082
Minus:
Amortization of capitalized financing costs	3,621	572

EBITDA	$146,763	$57,207
Add:
Loss on early extinguishment of debt	11,988	--
EBITDA - Adjusted	158,751	57,207

Capital Expenditures	$36,163	$42,568

Fiscal Year Ended	September 29, 2007	September 30, 2006
Net Income (Loss)	$47,017	$(34,232)
Add:
Income tax expense	44,590	(2,085)
Interest expense, net	121,117	40,553
Depreciation and amortization	198,586	135,133
Minus:
Amortization of capitalized financing costs	6,554	2,606

EBITDA	$404,756	$136,763
Add:
Loss on early extinguishment of debt	26,463	--
EBITDA - Adjusted	431,219	136,763

Capital Expenditures	$172,323	$143,882

Note:  We have included EBITDA-Adjusted to exclude losses on early extinguishment of debt in fiscal 2007, as we believe investors may be interested in our EBITDA excluding this item as this is how our management analyzes EBITDA from continuing operations.